As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARTIN MARIETTA MATERIALS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-1848578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2710 Wycliff Road

Raleigh, North Carolina 27607

(Address of principal executive offices)

Martin Marietta Amended and Restated Stock-Based Award Plan

(Full title of the plan)

Roselyn R. Bar

Executive Vice President, General Counsel and Secretary

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607

(919) 781-4550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed Maximum Aggregate offering price (2)	Amount of Registration fee
Common Stock, $.01 par value per share	800,000 shares	$191.23	$152,984,000.00	$15,405.49

(1)	Represents the additional shares of common stock of Martin Marietta Materials, Inc. issuable pursuant to the Martin Marietta Amended and Restated Stock-Based Award Plan (the “Stock Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2)	In accordance with Rule 457(h)(1) of the Securities Act, the price for the shares is computed on the basis of the average high and low prices for the common stock of Martin Marietta Materials, Inc. on May 27, 2016 as reported on the New York Stock Exchange.

INCORPORATION BY REFERENCE

This Registration Statement registers 800,000 additional shares of common stock of Martin Marietta Materials, Inc. (the “Company”) under the Martin Marietta Amended and Restated Stock-Based Award Plan, as amended (the “Stock Plan”), for which shares have previously been registered on Form S-8 (Registration No. Form S-8 No. 333-79039) (the “Prior Registration Statement”). The contents of the Prior Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Raleigh, North Carolina, on the 31st day of May 2016.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Roselyn R. Bar
Roselyn R. Bar
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Roselyn R. Bar and M. Guy Brooks, III and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Howard Nye C. Howard Nye	Chairman of the Board, President and Chief Executive Officer	May 31, 2016

/s/ Anne H. Lloyd Anne H. Lloyd	Executive Vice President and Chief Financial Officer	May 31, 2016

/s/ Dana F. Guzzo Dana F. Guzzo	Senior Vice President, Chief Accounting Officer and Controller	May 31, 2016

/s/ Sue W. Cole Sue W. Cole	Director	May 31, 2016

/s/ David G. Maffucci David G. Maffucci	Director	May 31, 2016

/s/ William E. McDonald William E. McDonald	Director	May 31, 2016

/s/ Laree E. Perez Laree E. Perez	Director	May 31, 2016

/s/ Michael J. Quillen Michael J. Quillen	Director	May 31, 2016

Signature	Title	Date

/s/ Dennis L. Rediker Dennis L. Rediker	Director	May 31, 2016

/s/ Donald W. Slager Donald W. Slager	Director	May 31, 2016

/s/ Stephen P. Zelnak, Jr. Stephen P. Zelnak, Jr.	Director	May 31, 2016

INDEX TO EXHIBITS

Exhibit No.	Page

4.1	Martin Marietta Amended and Restated Stock-Based Award Plan (incorporated by reference to Appendix D to the Proxy Statement on Schedule 14A filed by Martin Marietta Materials, Inc. on April 20, 2016 (File No. 1-12744))

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. registration statement on Form S-1 (SEC Registration No. 33-72648))

5.	Opinion of Robinson Bradshaw & Hinson, P.A. to the legality of securities issuable under the Stock Plan.

23.1	Consent of Ernst & Young LLP, Independent Auditors for Martin Marietta Materials, Inc. and consolidated subsidiaries for the year ended December 31, 2015.

23.2	Consent of Robinson Bradshaw & Hinson, P.A. (contained in Exhibit 5)

24.	Powers of Attorney (included on signature page).